                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

                  Agreement made as of this 1st day of October, 1986, by and between Joseph Pulitzer, Jr. (the "Executive") and The Pulitzer Publishing Company, a Missouri corporation with offices at 900 North Tucker Boulevard, St. Louis, Missouri 63101 (the "Company").

                                  WITNESSETH:

                  WHEREAS, the Company and the Executive executed an agreement effective as of May 10, 1955 providing for the employment of the Executive by the Company as editor and publisher of the St. Louis Post-Dispatch and as president and chief executive officer of the Company upon the terms and conditions therein stated;

                  WHEREAS, the Board of Directors of the Company believes that the Company has substantially increased in value under the leadership of the Executive and considers it vital to the interests of the Company to secure the continued services of the Executive along with his special knowledge and qualifications with respect to the business of the Company and its subsidiaries; and

                  WHEREAS, the Board of Directors of the Company has approved the terms and conditions of the employment of the Executive as set forth herein and has authorized the execution and delivery of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                  1. Employment. (a) During the period of his employment hereunder, the Company and the Executive agree that the Executive shall be jointly responsible with the President of the Company for the general executive management of the affairs of the Company reporting directly to the Board of Directors of the Company (the "Board of Directors"), and shall continue to serve, subject to his election as such, as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors. The Executive further agrees, subject to his election as such and without additional compensation, to serve as a member of any other committee of the Board of Directors and as an officer and/or director of any subsidiary or affiliate of the Company.

                     (b) The Executive hereby agrees that he will, during the term hereof, continue to devote his best talents and abilities to the duties of employment hereby accepted by him.

                     (c) The Company shall use its best efforts to cause the Executive to be a member of its Board of Directors during the term hereof, shall include him in the management slate for election as director at every stockholder's meeting at which his term as a director would otherwise expire and shall not amend its By-Laws or take other action to reduce the scope of the Executive's authorities and responsibilities without his prior consent.

                   (d) Unless the Executive otherwise consents, the headquarters for the performance of his services shall be in the St. Louis metropolitan area, subject to such reasonable travel as the performance of his duties hereunder may require.

                   2. Term. The term of this Agreement shall be one (1) year, commencing on the date hereof, and shall be automatically renewed for successive one (1) year terms unless (i) at least ninety (90) days prior to the expiration of the initial or any subsequent renewal term hereof, either party notifies the other of its intention not to renew this Agreement, or (ii) the Executive's employment hereunder is terminated in accordance with the provisions of Section 8 of this Agreement.

                    3. Effect on Other Agreements. The employment agreement between the Company and the Executive made on May 10, 1955 (the "1955 Agreement") shall terminate on the date hereof and shall be superseded by this Agreement. This Agreement shall not supersede (i) the retirement arrangement which the Company and the Executive agreed upon in 1984, as set forth in Exhibit A hereto, and (ii) the Executive's rights to compensation under the 1955 Agreement for the period ended September 30, 1986.

                  4. Compensation. As compensation to the Executive for his performance of the services to be rendered hereunder and for his performance of all the additional obligations of employment hereunder, the Company hereby agrees to pay the Executive and the Executive agrees to accept the following salary, incentive compensation and benefits:

                            (a)     Base Salary. The Company shall pay or cause
to be paid to the Executive during the initial term of this Agreement a base salary of not less than $470,000 per annum (prorated for 1986), payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives. The Executive's base salary hereunder during any subsequent renewal term hereof shall be mutually agreed upon by the Executive and the Company prior to the expiration of the initial or any subsequent renewal term hereof.

                            (b)     Incentive Bonus Compensation. In addition to
his base salary, the Executive shall be entitled to participate (prorated for 1986) in The Pulitzer Publishing Company Annual Incentive Compensation Plan as effective on January 1, 1986 and as it may be amended from time to time (the "Incentive Compensation Plan"), under which plan the

Company currently anticipates awarding executives participating in the plans a targeted bonus of not more than seventy-five percent (75%) of base salary depending on the achievement of certain targeted performance goals to be established pursuant to the terms of the Incentive Compensation Plan.

                            (c)     Welfare, Retirement and Fringe Benefits.
The Executive shall be entitled to participate on the same basis as other senior executives of the Company in any Company sponsored hospitalization, medical health and accident, life insurance, disability or similar plan or program now existing or hereafter established for the benefit of senior executives of the Company.

                  The Executive shall not be eligible to participate in (i) the Joseph Pulitzer Pension Plan, (ii) The Pulitzer Retirement Savings Plan, (iii) the Company's Supplemental Executive Benefit Pension Plan, (iv) the Company's 1986 Employee Stock Option Plan, and (v) the Company's Key Employees' Stock Purchase Plan.

                            (d)     Reimbursement. The Company shall pay or
reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the term of this Agreement in the performance of his services hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company customarily requires of its senior executives. The Company further agrees to furnish the Executive with a private office and a private secretary and such other assistance and accommodations as shall be suitable to the character of the Executive's position with the Company and adequate for the performance of his duties hereunder.

                  5. Disability. If, during the period of his employment hereunder, the Executive shall become mentally or physically (as determined by the Board of Directors, whose determination shall be conclusive) disabled so that he is unable to perform the regular duties of his employment on a full-time basis for a period of six consecutive calendar months, he (i) shall continue to receive the same base salary which he was receiving prior to such disability, offset by payments under the Company's Long-Term Disability Plan, until the expiration of the initial or any subsequent renewal term hereof or until his death, whichever is the shortest period, and (ii) shall be eligible to receive bonus compensation under the 1986 Bonus Plan, but such amount shall be prorated according to the number of months of his employment by the Company during the relevant bonus plan year of his disability.

                   6. Death. In the event of the Executive's death during the initial or any subsequent renewal term hereof, his estate (i) shall receive from the Company a monthly amount equal to his monthly base salary as of the date of his death for a period of three (3) months from the date of death, and (ii) shall be eligible to receive bonus compensation under the 1986 Bonus Plan, but such amount shall be prorated according to the number of months of his employment by the Company during the relevant bonus plan year of his death.

                  7. Vacation, Holidays and Sick Leave. The Executive shall be entitled to such vacation per year as is consistent with past practice and such additional leave for holidays, illness or other reasons, without loss of pay, for such times as are consistent with the Company's current policy with respect to such leaves.

                  8. Early Termination by the Company. The Executive's employment hereunder may be terminated by the Company prior to the expiration of the term hereof in the event of (i) the Executive's death, (ii) the Executive's disability in accordance with Section 5 hereof and upon thirty (30) days advance written notice, or (iii) the Company's determination that there is cause for such termination upon ten (10) days prior written notice to the Executive. For purposes of this Agreement, the Company shall have cause to terminate the Executive's employment only in the event of (a) the Executive's conviction (which, through the lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the

Company or its subsidiaries, (b) the Executive's performance of any act, or failure to act, for which if he were prosecuted and convicted, a crime or offense set forth in clause (a) of this sentence would have occurred, or (c) the Executive's willful and continuous failure (other than as a result of disability) to perform the duties and obligations of his employment in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Executive's employment hereunder shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two- thirds (2/3) of the Board of Directors of the Company at a meeting called and held for the purpose of considering the termination of his employment (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, he was guilty of conduct set forth in the second sentence of this section and specifying the particulars thereof in detail.

                   9. Withholding. All amounts payable hereunder which are or may become subject to income tax withholding under pertinent provisions of law or regulation shall be reduced by the amount of any income and/or employment taxes required to be withheld.

                  10. Assignability. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive or the Company without the other party's written consent; provided, however, that nothing in this
Section 10 shall preclude (i) the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  11. Amendments; Waivers. This Agreement may be amended, modified, superseded or cancelled, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  12. No Attachment. Except as required by law, no right to
                      receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy or similar process or by assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  13. Notice. All notices, requests, demands and other
                      communications relating to this Agreement shall be in writing and shall be personally delivered or mailed (by registered or certified mail) to the address of the party to whom intended as specified below or to such different address as such party may have fixed by a notice sent in accordance with this Section:





                      If to the Company, at:

                      The Pulitzer Publishing Company
                      900 North Tucker Boulevard
                      St. Louis, Missouri 63101
                      Attention: Board of Directors

                      -with a copy to-

                      Reavis & McGrath
                      345 Park Avenue
                      New York, New York 10154
                      Attention: Peter J. Repetti, Esq.

                      If to the Executive, to
                      him at his address on the
                      personnel records of Company.

Any such notice shall be effective upon receipt, if personally delivered, or one business day after mailing, if mailed.

                  14. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and there are no provisions, conditions, representations or warranties, written or oral, made by either party other than those set forth in this Agreement.

                  15. Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the domestic laws of the State of Missouri applicable to contracts negotiated, executed and to be entirely performed within the State of Missouri, without giving effect to the principles of conflicts of laws.

                  16. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provisions of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above set forth.

                                                 THE PULITZER PUBLISHING COMPANY


                                                 By /s/ Ronald H. Ridgway
                                                    ---------------------
                                                        Ronald H. Ridgway
                                                    Senior Vice President -
                                                    Finance
Attest:

/s/ James V. Maloney                               /s/ Joseph Pulitzer, Jr.
--------------------                               ------------------------
    James V. Maloney                                   Joseph Pulitzer, Jr.

                            ST. LOUIS POST-DISPATCH

JOSEPH PULITZER, JR.                                              August 1, 1984



Mr. Peter J. Repetti
Reavis & McGrath
345 Park Avenue
New York, New York 10154

Dear Mr. Repetti:

Enclosed for your file is the original letter to Mr. Pulitzer from Glenn Christopher regarding the Deferred Service Account. Also enclosed is the original letter to Glenn Christopher from Mr. Pulitzer designating the beneficiary.

Both Mr. Pulitzer and Glenn Christopher have machine copies of the enclosures for their files.

                                           Sincerely yours,



                                           James Maloney
                                           Administrative Assistant

Encls.

Blind copy to GAC
"      "  " RHR

                                  ST.  LOUIS POST-DISPATCH

JOSEPH PULITZER, JR. [LETTERHEAD]                                  July 31, 1984


Dear Glenn:

Pursuant to your letter of July 31, 1984, I hereby designate Emily Rauh Pulitzer as beneficiary in the event of my death.

You have my acceptance on the original of your letter dated July 31, 1984.

Sincerely yours,

/s/ Joseph Pulitzer Jr.











Mr. Glenn A. Christropher
The Pulitzer Publishing Company
900 North Tucker Boulevard
St. Louis, Missouri 63101

                                   EXHIBIT A

                        THE PULITZER PUBLISHING COMPANY


[GLENN A. CHRISTOPHER LETTERHEAD]
                                                                 JULY 31, 1984

Mr. Joseph Pulitzer, Jr.
The Pulitzer Publishing Company
900 North Tucker Boulevard
St. Louis, Missouri 63101


Dear Mr. Pulitzer,

This will set forth the Company's (The Pulitzer Publishing Company) understanding with respect to amounts which have been accrued in your deferred account arising out of your employment agreement with the Company dated May 10, 1955 ("Agreement"). The deferred amount in your account as of January 1, 1984 was $1,179,144.33.

It is agreed as follows:

1.  Deferred Service Account
    The Company will maintain a Deferred Service Account in your name consisting of the deferred amount set forth above as of January 1, 1984.

2.  Commencement of Payments
    Payment of the Deferred Service Account shall begin the month following the cessation of your employment with the Company being, so long as your survive, the later of (i) employment under Agreement, or (ii) employment pursuant to any other arrangement including that as a full-time or part-time consultant, but in any event upon your death. Monthly payments shall be made for 120 months in the amount provided in paragraph 3. In the event of your death prior to receiving the 120 payments, the remaining payments shall be made to the beneficiary designated by you, or as subsequently changed by notice filed with the Company. In the event of your death prior to commencement of benefits, a death benefit shall be payable to the beneficiary. The death benefit shall be 120 monthly payments determined as if you had ceased your employment with the Company on the first day of the month following death. In the event of the death of a beneficiary who is receiving monthly payments, the balance of the monthly payments shall be made to your estate.

3.  Amount of Monthly Payments
    Upon cessation of your employment with the Company the amount in your Deferred Service Account shall be payable in 120 constant monthly installments with interest at 9% per annum computed from the date of cessation of your employment, the monthly payment being rounded to $15,000.

    The Company shall not be under any obligation to you to set aside, in advance, any funds or assets for the purpose of paying benefits hereunder. The benefits under this agreement are unsecured promises to pay.

                                             THE PULITZER PUBLISHING COMPANY

                                             By /s/ GLENN A. CHRISTOPHER
                                               ---------------------------------
                                               Glenn A. Christopher, President


AGREED AND ACCEPTED

/s/ JOSEPH PULITZER, JR.
------------------------
Joseph Pulitzer, Jr.

         SCHEDULE B

                                                                                              Yearly
                Monthly                                                                      Interest
                Payments             Interest          Principal         Balance             Payments
Year 1          $14,936.91          $8,843.59          $6,093.32      $1,173,051.61
                 14,936.91           8,797.89           6,139.02       1,166,912.59
                 14,936.91           8,751.84           6,185.07       1,160,727.52
                 14,936.91           8,705.46           6,231.45       1,154,496.07
                 14,936.91           8,658.72           6,278.19       1,148,217.88
                 14,936.91           8,611.63           6,325.28       1,141,892.60
                 14,936.91           8,564.19           6,372.72       1,135,519.88
                 14,936.91           8,516.40           6,420.51       1,129,099.37
                 14,936.91           8,468.25           6,468.66       1,122,630.71
                 14,936.91           8,419.73           6,517.18       1,116,113.53
                 14,936.91           8,370.85           6,566.06       1,109,547.47
----------       14,936.91           8,321.61           6,615.30       1,102,932.17         $103,030.16
Year 2           14,936.91           8,271.99           6,664.92       1,096,267.25
                 14,936.91           8,222.01           6,714.90       1,089,552.35
                 14,936.91           8,171.64           6,765.27       1,082,787.08
                 14,936.91           8,120.90           6,816.01       1,075,971.07
                 14,936.91           8,069.79           6,867.12       1,069,103.95
                 14,936.91           8,018.28           6,918.63       1,062,185.32
                 14,936.91           7,966.39           6,970.52       1,055,214.80
                 14,936.91           7,914.11           7,022.80       1,048,192.00
                 14,936.91           7,861.44           7,075.47       1,041,116.53
                 14,936.91           7,808.37           7,128.54       1,033,987.99
                 14,936.91           7,754.91           7,182.00       1,026,805.99
----------       14,936.91           7,701.05           7,235.86       1,019,570.13           95,880.88
Year 3           14,936.91           7,646.78           7,290.13       1,012,280.00
                 14,936.91           7,592.10           7,344.81       1,004,935.19
                 14,936.91           7,537.01           7,399.90         997,535.29
                 14,936.91           7,481.51           7,455.40         990,079.89
                 14,936.91           7,425.60           7,511.31         982,568.58
                 14,936.91           7,369.27           7,567.64         975,000.94
                 14,936.91           7,312.51           7,624.40         967,376.54
                 14,936.91           7,255.32           7,681.59         959,694.95
                 14,936.91           7,197.71           7,739.20         951,955.75
                 14,936.91           7,139.67           7,797.24         944,158.51
                 14,936.91           7,081.19           7,855.72         936,302.79
----------       14,936.91           7,022.27           7,914.64         928,388.15           88,060.94
Year 4           14,936.91           6,962.91           7,974.00         920,414.15
                 14,936.91           6,903.11           8,033.80         912,380.35
                 14,936.91           6,842.85           8,094.06         904,286.29
                 14,936.91           6,782.15           8,154.76         896,131.53
                 14,936.91           6,720.99           8,215.92         887,915.61
                 14,936.91           6,659.37           8,277.54         879,638.07
                 14,936.91           6,597.28           8,339.63         871,298.44
                 14,936.91           6,534.74           8,402.17         862,896.27
                 14,936.91           6,471.72           8,465.19         854,431.08
                 14,936.91           6,408.23           8,528.68         845,902.40
                 14,936.91           6,344.27           8,592.64         837,309.76
----------       14,936.91           6,279.82           8,657.09         828,652.67           79,507.44
Year 5           14,936.91           6,214.90           8,722.01         819,930.66
                 14,936.91           6,149.48           8,787.43         811,143.23
                 14,936.91           6,083.58           8,853.33         802,289.90
                 14,936.91           6,017.17           8,919.74         793,370.16
                 14,936.91           5,950.28           8,986.63         784,383.53
                 14,936.91           5,882.88           9,054.03         775,329.50
                 14,936.91           5,814.97           9,121.94         766,207.56
                 14,936.91           5,746.55           9,190.36         757,017.20
                 14,936.91           5,677.63           9,259.28         747,757.92
                 14,936.91           5,608.19           9,328.72         738,429.20
                 14,936.91           5,538.22           9,398.69         729,030.51

                                                                                               Yearly
                 Monthly                                                                      Interest
                 Payments           Interest           Principal            Balance           Payments
----------       14,936.91           5,467.73           9,469.18          719,561.33          70,151.58
Year 6           14,936.91           5,396.71           9,540.20          710,021.13
                 14,936.91           5,325.16           9,611.75          700,409.38
                 14,936.91           5,253.07           9,683.84          690,725.54
                 14,936.91           5,180.44           9,756.47          680,969.07
                 14,936.91           5,107.27           9,829.64          671,139.43
                 14,936.91           5,033.54           9,903.37          661,236.06
                 14,936.91           4,959.27           9,977.64          651,258.42
                 14,936.91           4,884.44          10,052.47          641,205.95
                 14,936.91           4,809.05          10,127.86          631,078.09
                 14,936.91           4,733.08          10,203.83          620,874.26
                 14,936.91           4,656.56          10,280.35          610,593.91
----------       14,936.91           4,579.45          10,357.46          600,236.45          59,918.04
Year 7           14,936.91           4,501.78          10,435.13          589,801.32
                 14,936.91           4,423.51          10,513.40          579,287.92
                 14,936.91           4,344.66          10,592.25          568,695.67
                 14,936.91           4,265.22          10,671.69          558,023.98
                 14,936.91           4,185.18          10,751.73          547,272.25
                 14,936.91           4,104.54          10,832.37          536,439.88
                 14,936.91           4,023.30          10,913.61          525,526.27
                 14,936.91           3,941.45          10,995.46          514,530.81
                 14,936.91           3,858.98          11,077.93          503,452.88
                 14,936.91           3,775.90          11,161.01          492,291.87
                 14,936.91           3,692.18          11,244.73          481,047.14
----------       14,936.91           3,607.86          11,329.05          469,718.09          48,724.56
Year 8           14,936.91           3,522.89          11,414.02          458,304.07
                 14,936.91           3,437.28          11,499.63          446,804.44
                 14,936.91           3,351.03          11,585.88          435,218.56
                 14,936.91           3,264.14          11,672.77          423,545.79
                 14,936.91           3,176.59          11,760.32          411,785.47
                 14,936.91           3,088.39          11,848.52          399,936.95
                 14,936.91           2,999.53          11,937.38          387,999.57
                 14,936.91           2,910.00          12,026.91          375,972.66
                 14,936.91           2,819.79          12,117.12          363,855.54
                 14,936.91           2,728.92          12,207.99          351,647.55
                 14,936.91           2,637.36          12,299.55          339,348.00
----------       14,936.91           2,545.11          12,391.80          326,956.20          36,481.03
Year 9           14,936.91           2,452.17          12,484.74          314,471.46
                 14,936.91           2,358.54          12,578.37          301,893.09
                 14,936.91           2,264.19          12,672.72          289,220.37
                 14,936.91           2,169.16          12,767.75          276,452.62
                 14,936.91           2,073.39          12,863.52          263,589.10
                 14,936.91           1,976.92          12,959.99          250,629.11
                 14,936.91           1,879.72          13,057.19          237,571.92
                 14,936.91           1,781.79          13,155.12          224,416.80
                 14,936.91           1,683.13          13,253.78          211,163.02
                 14,936.91           1,583.72          13,353.19          197,809.83
                 14,936.91           1,483.57          13,453.34          184,356.49
----------       14,936.91           1,382.68          13,554.23          170,802.26          23,088.98
Year 10          14,936.91           1,281.01          13,655.90          157,146.36
                 14,936.91           1,178.60          13,758.31          143,388.05
                 14,936.91           1,075.41          13,861.50          129,526.55
                 14,936.91             971.45          13,965.46          115,561.09
                 14,936.91             866.71          14,070.20          101,490.89
                 14,936.91             761.18          14,175.73           87,315.16
                 14,936.91             654.87          14,282.04           73,033.12
                 14,936.91             547.75          14,389.16           58,643.96
                 14,936.91             439.83          14,497.08           44,146.88
                 14,936.91             331.10          14,605.81           29,541.07
                 14,936.91             221.56          14,715.35           14,825.72
----------       14,936.91             111.19          14,825.72                0.00           8,440.66
            --------------     --------------     --------------      --------------     --------------

            $ 1,792,429.20     $   613,284.27     $ 1,179,144.93             xxxxxxx     $   613,284.27
            ==============     ==============     ==============      ==============     ==============